Exhibit 3.5

RESTATED

CERTIFICATE OF INCORPORATION

OF

NORTH AMERICA REVSALE INC.

Under Section 807 of the Business

Corporation Law of the State of New York

The undersigned, Michael T. Sheehan, certifies that he is an Authorized Officer of North America Revsale Inc., a corporation organized and existing under the laws of the State of New York, and does hereby further certify as follows:

(1)      The name of the corporation is North America Revsale Inc.

(2)      The name under which the corporation was originally incorporated was Revlon Service, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of New York on October 30, 1961.

(3)      The Certificate of Incorporation, as now in full force and effect, is hereby amended by amending Article SEVENTH to read as follows:

“SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.”

(4)      This Restated Certificate of Incorporation was duly authorized by a vote of the Board of Directors followed by the unanimous written consent of the sole stockholder of the outstanding common stock of the corporation.

(5)      The text of the Restated Certificate of Incorporation of the corporation as amended hereby is restated to read in its entirety, as follows:

FIRST:          The name of the corporation is North America Revsale Inc.

SECOND:     The purposes for which the said corporation is to be formed are as follows:

(1)      To conduct the business of rendering research, promotional, informational and developmental services for and on behalf of individuals, partnerships and corporations, domestic and foreign, engaged in the business of manufacture and/or sale of cosmetics, lipsticks, rouges, lotions, tonics, creams, perfumes, toilet preparations, powders, soaps, shampoos, hair dressings, hair bleaches and dyes, nail enamels, manicure and pedicure products and implements and other similar and related beauty products and supplies; men’s toiletries and toilet supplies; drugs, medicines, pharmaceutical products and supplies and kindred products; and in connection therewith to maintain and conduct one or more laboratories for research purposes, and to engage in programs of instruction in the benefits and proper use of any or all of the aforesaid products and for such instructional purposes to maintain and conduct one or more schools or other places of instruction.

(2)      To purchase, lease, or otherwise acquire, to own, hold, use, operate, manage, improve, maintain, sell, assign, transfer, convey, exchange, lease or otherwise dispose of, to mortgage or otherwise encumber real property, whether improved or unimproved, or structures, buildings or other improvements thereon, or leaseholds or any interests therein; and to construct, improve, alter or remove structures, buildings or other improvements upon real property.

(3)      To buy, lease or otherwise acquire the whole or any part of the business, property, good will, franchises and assets of any person, firm or corporation (domestic or foreign), engaged in the business of the same general character for which this corporation is organized and to conduct in any lawful manner the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

(4)      To buy or to otherwise acquire any inventions, improvements, processes, trade marks and copyrights and any letters patent, licenses, issued by the United States or other countries and to use, exercise, develop, sell and grant licenses and all rights in respect to the same or any of them so far as they apply to the business to be conducted by the said corporation.

(5)      To hold, purchase or otherwise acquire, to sell, assign, transfer, mortgage, pledge or otherwise dispose of shares, of the capital stock and bonds, debentures or evidences of indebtedness of any corporation, domestic or foreign; to issue in exchange therefor stock, bonds, or other obligations of this corporation; and to exercise all the rights, privileges and powers of holders of shares of stock, including the right to vote said stock and to receive and distribute as profits the dividends and interest on such stocks or securities.

(6)      To carry on a general trading and merchandising business, to manufacture, purchase, sell and deal with goods, wares and merchandise of every kind and description.

(7)     To borrow money; to draw, make, accept, endorse, transfer, assign, execute and issue bonds, debentures, promissory notes and other evidences of indebtedness and for the purpose of securing any of its obligations or contracts to convey, transfer, assign, deliver, mortgage and/or pledge all or any part of the property or assets at any time owned or held by this corporation upon such terms and conditions as the Board of Directors shall authorize and as may be permitted by law.

(8)     To enter into and make and perform and carry out contracts of any kind and description in connection with the business of the corporation made for any lawful purpose without limit as to amount, with any person, firm, association or corporation, either public or private or with any territory or government or agency thereof.

(9)     To have and to exercise any and all powers and privileges now or hereafter conferred by the laws of the State of New York upon corporations formed under the Stock Corporation Law or under any act, amendatory thereof or supplemental thereto or substituted therefor.

(10)   To do or carry on or engaged in any or all of the foregoing in the State of New York, in any other state or territory of the United States, or in any foreign country.

It is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of the corporation; provided, however, that nothing herein contained shall be deemed to authorize or permit the corporation to carry on any business or to exercise any power or to do any act which a corporation formed under the Stock Corporation Law or any amendment thereof or supplementary thereto or substitute therefor may not at all times lawfully carry on or do.

THIRD:        The total number of shares that may be issued is Two Hundred (200), all of which are to be of one class and without par value. The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors may be transferred thereto.

FOURTH:    The principal place of business of the corporation shall be located in the City of New York, County of New York, State of New York and the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, is c/o REVLON, INC., 625 Madison Avenue, New York, New York 10022, Attention: Secretary.

FIFTH:         The duration of the corporation shall be perpetual.

SIXTH:          The number of directors shall be not less than three nor more than seven. Directors need not be stockholders.

SEVENTH:    The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

EIGHTH:        The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it may be served within the State of New York.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, this 19th day of February, 2002.

/s/ Michael T. Sheehan
Name:	Michael T. Sheehan
Title:	Vice President and Assistant Secretary

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